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                                                                    Exhibit 23.4


                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 5, 1998, except as to the pooling of interests which is as of November 5, 1999, with respect to the consolidated financial statements for the year ended January 2, 1998 of AnswerThink Consulting Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


New York, New York
June 14, 2000